REORGANIZATION AND STOCK PURCHASE AGREEMENT

                                 by and between

                         Go Online Networks Corporation
                             a Delaware corporation

                                       and

                               Auctionomics, Inc.
                              a Nevada corporation

                              and its shareholders

                   REORGANIZATION AND STOCK PURCHASE AGREEMENT

     REORGANIZATION AND STOCK PURCHASE AGREEMENT ("Agreement"), effective as of May 10, 2000, by and among Go Online Networks Corporation, a Delaware corporation (hereinafter referred to as "GONT"), Auctionomics, Inc., a Nevada corporation (hereinafter referred to as "Auction"), and Harvey A. Turell, an individual ("Turell") and Nathan Wolfstein, an individual ("Wolfstein") (each of Turell and Wolfstein shall be referred to as a "Shareholder" and collectively the "Shareholders"). Each of GONT, Auction, and the Shareholders shall be referred to herein as a "Party" and collectively as the "Parties."

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain Reorganization and Stock Purchase Agreement dated June 10, 1999, as amended on June 25, 1999 (the "1999 Agreement"), GONT (formerly known as Jones Naughton Entertainment, Inc., a Colorado corporation) acquired 7,500 shares of Auction (the "Auction Shares"), representing 75% of the issued and outstanding common stock of Auction, from the Shareholders;

     WHEREAS, pursuant to the terms of the 1999 Agreement, GONT was required to issue to the Shareholders an aggregate of 500,000 shares of GONT "restricted" common stock (the "GONT Shares"); however, the GONT Shares were never issued or delivered to the Shareholders;

     WHEREAS, pursuant to the terms of the 1999 Agreement, GONT was required to issue to the Shareholders warrants to acquire 500,000 shares of GONT "restricted" common stock exercisable for a period of two (2) years at an exercise price of $0.50 per share (the "GONT Warrants"); however, the GONT Warrants were never issued or delivered to the Shareholders;

     WHEREAS, pursuant to the terms of the 1999 Agreement, GONT provided Auction with the sum of $25,000 for working capital purposes (the "Cash Advance");

     WHEREAS, pursuant to the terms of the 1999 Agreement, GONT entered into that certain Consulting Agreement dated June 10, 1999 (the "Consulting Agreement") with WLTC, LLC, a California Limited Liability Company owned and controlled by the Shareholders;

     WHEREAS, GONT desires to sell, and the Shareholders desire to purchase from GONT, on the terms and conditions set forth herein, the Auction Shares.

     NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

     1.1     Sale  of  the Auction Shares.  At the Closing, subject to the terms
             ----------------------------
and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, GONT shall sell to the Shareholders and the Shareholders shall purchase from GONT, all of the Auction Shares. The Shareholders shall give to GONT, or their assigns, as consideration for the receipt of the Auction Shares, the following:

     A.     Purchase  Price.  On  or  before  5pm,  Los Angeles time, on May 12,
            ---------------
2000,  the  Shareholders  shall  pay  to  GONT  the  sum  of  $140,000.

     B.     Cancellation  of  Prior  Agreements.  The  Shareholders, and each of
            -----------------------------------
them, hereby acknowledge and agree that the 1999 Agreement and the Consulting Agreement, and all of the terms, rights, obligations, privileges and preferences set forth therein, shall be terminated in their entirety.

     C.     Forfeiture  of GONT Shares and GONT Warrants.  The Shareholders, and
            --------------------------------------------
each of them, hereby acknowledge and agree that any rights or interest they may have in the GONT Shares and/or the GONT Warrants is hereby terminated, and the Shareholders shall not have nor make any claim to them in the future.

     1.2     GONT  Obligations.  Effective as of the Closing, GONT hereby agrees
             -----------------
to execute a consulting agreement with each of Turell and Wolfstein in substantially the form as set forth in Exhibits A and B hereto.

     1.3     Resignation  of Director and Officer.  Effective as of the Closing,
             ------------------------------------
as evidenced by his signature on this Agreement, Joe Naughton shall resign as a Director, Secretary and Treasurer of Auction, as well as any other positions he holds as an officer, director, and/or employee of Auction.

     1.4     Release.  Effective  upon  execution of this Agreement, each of the
             -------
Parties hereto hereby forever releases and discharges the other, and each of them, their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action, known or unknown, which such party may now or hereafter have or claim to have against them, arising out of or pertaining to the 1999 Agreement, the Consulting Agreement, the GONT Shares, the GONT Warrants, and the Cash Advance (collectively, the "Released Matters").

     Scope  of  Release.  The  Parties,  and each of them, acknowledge and agree
     ------------------
that this release applies to all claims that they may have against the other Parties, their attorneys, employees, officers, and directors (as applicable), including, but not limited to, causes of action, injuries, damages, claims for costs or losses to their person and property, real or personal, whether those injuries, damages, or losses are known or unknown, foreseen or unforseen, or patent or latent. The Parties, and each of them, agree not to file any complaints, causes of action, or grievances with any governmental, state or county entity arising out of the Released Matters.

     Section  1542  Release.  It  is understood and agreed by all Parties hereto
     -----------------------
that all rights under Section 1542 of the Civil Code of California, which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

are hereby expressly waived. Each Party acknowledges and agrees such Party understands the consequences of a waiver of Section 1542 of the California Civil Code and assumes full responsibility for any and all injuries, damages, losses or liabilities that may hereinafter arise out of or be related to matters released hereunder. Each Party understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the Civil Code is that even if such Party should eventually suffer additional damages arising out of the subject matter of the action, will not be permitted to make any claim for those damages. Furthermore, each Party acknowledges that they intend these consequences even as to claims for damages that may exist as of the date of this Release but which a Party does not know exists, and which, if known, would materially affect each Party's decision to execute this Release, regardless of whether each Party's lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.1     Representations  and Warranties of Auction and GONT.  To induce the
             ---------------------------------------------------
Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Auction and GONT represent and warrant, to the best of their knowledge, as of the date hereof and as of the Closing, as follows:

     2.1.1     Corporate  Existence  and  Authority  of  Auction.  Auction  is a
               -------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.2     Capitalization  of  Auction.  The authorized equity securities of
               ----------------------------
Auction consists of 100,000 shares of common stock, par value $0.001, of which 10,000 shares are issued and outstanding as of the date hereof. No other shares of capital stock of Auction are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in Auction are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Auction's equity securities.

     2.1.3     Subsidiaries.    Auction  does  not  currently  have  any
               -------------
subsidiaries.

     2.1.4     Execution  of  Agreement.  The  execution  and  delivery  of this
               -------------------------
Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which Auction is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Auction; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Auction or any of its actions.

     2.2     Representations  and  Warranties  of  the  Shareholders.  To induce
             -------------------------------------------------------
Auction and GONT to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders, and each of them, to the best of their knowledge, represents and warrants, as of the date hereof and as of the Closing, as follows:

     2.2.1 The Shareholders have the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Shareholders.

                                    ARTICLE 3
                        CLOSING AND DELIVERY OF DOCUMENTS

     3.1     Closing.  The  Closing  shall  be deemed to have occurred as of the
             --------
date that each of the Parties hereto have executed this Agreement. Subsequent to the Closing the following shall occur as a single integrated transaction:

     3.2     Delivery  by  GONT:
             -------------------

     (a) GONT shall deliver to the Shareholders the Auction Shares and all instruments of conveyance and transfer required by herein subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as may be set forth on the certificates.

     3.3     Delivery  by  The  Shareholders:
             --------------------------------

     (a) The Shareholders shall deliver to GONT the Purchase Price as set forth in Section 1.1(A) hereof.

                                    ARTICLE 4
                  CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

     4.1     Conditions  Precedent.  This  Agreement,  and  the  transactions
             ---------------------
contemplated hereby, shall be subject to the approval of the Board of Directors of GONT, which shall be delivered at the Closing.

     4.2     Termination.  Once  executed, this Agreement may be terminated only
             ------------
by  mutual  written  consent  of  the  Parties.

     4.3     Waiver  and  Amendment.  Any  term,  provision,  covenant,
             -----------------------
representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 5
                                    COVENANTS

     5.1     Each  of  the  Parties  hereto  covenants  and  agrees  as follows:

     5.1.1     Notices  and  Approvals.  Each  Party  agrees: (a) to give and to
               ------------------------
cause GONT or Auction to give all notices to third parties which may be necessary or deemed desirable by GONT or Auction in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain and to cause GONT or Auction to obtain all federal and state governmental regulatory agency approvals, consents, permits, authorizations, and orders necessary or deemed desirable by GONT or Auction in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause GONT or Auction to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by GONT or Auction in connection with this Agreement and the consummation of the transactions contemplated hereby.

     5.1.2     Information  for  Statements  and  Applications.  The Parties and
               ------------------------------------------------
their employees, accountants and attorneys shall cooperate fully with GONT and Auction in the preparation of any statements or applications made by GONT or Auction to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GONT or Auction with all information concerning the GONT, the Shareholders and Auction necessary or deemed desirable by GONT or Auction for inclusion in such statements and applications, including, withoutlimitation, all requisite financial statements and schedules.

     5.1.3     Access  to  Information.  GONT  and  Auction, together with their
               -----------------------
appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the other and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

                                    ARTICLE 6
                                  MISCELLANEOUS

     6.1     Expenses.  Except  as  otherwise  specifically provided for herein,
             ---------
whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing.

     6.2     Notices.  Any  notice,  request,  instruction  or  other  document
             --------
required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     To  GONT:

     Go  Online  Networks  Corporation
     5681  Beach  Boulevard,  Suite  101
     Buena  Park,  CA  90621
     Attn:  Joe  Naughton
     Facsimile  (714)  994-3242
     with  a  copy  to:

     Cutler  Law  Group
     610  Newport  Center  Drive,  Suite  800
     Newport  Beach,  CA  92660
     Attn:  M.  Richard  Cutler,  Esq.
     Facsimile  (949)  719-1988

     To  Auction  or  The  Shareholders:

     Harvey  A.  Turell
     Nathan  Wolfstein
     Auctionomics,  Inc.
     18226  Ventura  Boulevard,  Unit  103
     Tarzana,  CA  91356
     Facsimile  (818)  343-7119

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

6.3     Entire  Agreement.  This  Agreement,  together  with  the  schedule  and
        ------------------
exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     6.4     Survival  of  Representations.  All  statements  of fact (including
             ------------------------------
financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     6.5     Incorporated  by  Reference.  All  documents  (including,  without
             ----------------------------
limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     6.6     Remedies  Cumulative.  No remedy herein conferred upon and Party is
             ---------------------
intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.7     Execution  of  Additional Documents.  Each party hereto shall make,
             ------------------------------------
execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     6.8     Finders'  and  Related  Fees.  Each  of  the  parties  hereto  is
             -----------------------------
responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

     6.9     Governing  Law.  This Agreement has been negotiated and executed in
             ---------------
the State of California and shall be construed and enforced in accordance with the laws of such state.

     6.10     Forum.  Each  of the parties hereto agrees that any action or suit
              ------
which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     6.11     Attorneys'  Fees.  Except  as  otherwise  provided  herein,  if  a
              ----------------
dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     6.12     Binding  Effect and Assignment.  This Agreement shall inure to the
              -------------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     6.13     Counterparts.  This  Agreement  may  be  executed in counterparts,
              -------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


GO  ONLINE  NETWORKS  CORPORATION,               AUCTIONOMICS,  INC.,
A  DELAWARE  CORPORATION                         A  NEVADA  CORPORATION

/s/  Joseph Naughton                             /s/  Harvey Turell
______________________________                   ______________________________
By:     Joseph  Naughton                         By:     Harvey  Turell
Its:     President                               Its:     President


/s/  Harvey Turell                               /s/  Nathan Wolfstein
______________________________                   _______________________________
Harvey  Turell,  an  individual                  Nathan Wolfstein, an individual